Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022, relating to the consolidated financial statements of PAR Technology Corporation and subsidiaries, and the effectiveness of PAR Technology Corporation and subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Rochester, New York
July 13, 2022